                                                                    Exhibit 10.3

                    OMNIBUS AMENDMENT NO. 1 TO LOAN DOCUMENTS

     THIS OMNIBUS AMENDMENT NO. 1 TO LOAN DOCUMENTS (this "AMENDMENT") is made as of March 10, 2006, by and among NEOSE TECHNOLOGIES, INC., a corporation organized and existing by virtue of the laws of the State of Delaware ("BORROWER"), the MONTGOMERY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY ("AUTHORITY"), a body corporate and politic and a public instrumentality of the Commonwealth of Pennsylvania ("COMMONWEALTH"), and BROWN BROTHERS HARRIMAN & CO., a private bank organized as a partnership ("BANK").

                                   BACKGROUND

     A. Borrower and/or Authority have executed and delivered to Bank one or more revenue bonds, financing agreements, security agreements, mortgages and other agreements, instruments, certificates and documents, some or all of which are more fully described on Exhibit A attached hereto, which is made a part of this Amendment (collectively, as amended, modified or supplemented from time to time, the "LOAN DOCUMENTS"), which evidence or secure some or all of Borrower's obligations to Bank for one or more loans, financial accommodations or other extensions of credit (the "OBLIGATIONS").

     B. Borrower, Authority and Bank desire to amend the Loan Documents as provided for in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

     2. Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents are: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment and/or the enforceability hereof, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

     3. Borrower acknowledges, confirms and agrees that as of the date of this Amendment the Obligations remain outstanding and unconditionally owing by Borrower without defense, set-off, counterclaim, discount or charge of any kind.

     4. Borrower hereby acknowledges, confirms and agrees that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of Borrower's existing and future Obligations, as modified by this Amendment.

     5. Without limiting other payment obligations of Borrower set forth in the Loan Documents, Borrower agrees to pay all costs and expenses incurred by Bank in connection with the preparation, negotiation, execution and delivery of this Amendment and any other agreements, instruments and/or other documents which may be delivered in connection herewith, including, without limitation, the fees and expenses of Bank's counsel, Stradley Ronon Stevens & Young, LLP.

     6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

     7. This Amendment will be binding upon and inure to the benefit of each of Borrower, Authority and Bank, and their respective successors and assigns.

     8. This Amendment has been delivered to and accepted by Bank and will be deemed to be made in the Commonwealth of Pennsylvania. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of such jurisdiction, excluding its conflict of laws rules.

     9. Except as expressly amended hereby, the terms and provisions of the Loan Documents and the liens and security interests granted thereunder remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of Bank's rights and remedies (all of which are hereby reserved). BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE INDEMNIFICATION, CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL PROVISIONS CONTAINED IN THE LOAN DOCUMENTS.

                  [Remainder of page intentionally left blank]

     WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

                                        MONTGOMERY COUNTY INDUSTRIAL DEVELOPMENT
                                        AUTHORITY


Attest: /s/ Gerald J. Birkelbach        By: /s/ Sherry L. Horowitz
        -----------------------------       ------------------------------------
        Gerald J. Birkelbach            Name: Sherry L. Horowitz, Esquire
        Assistant Secretary             Title: Chairperson


                                        NEOSE TECHNOLOGIES, INC., a Delaware
                                        corporation


Attest: /s/ Scott R. Jones              By: /s/ A. Brian Davis
        -----------------------------       ------------------------------------
Name: Scott R. Jones                    Name: A. Brian Davis
      -------------------------------         ----------------------------------
Title: Assistant Secretary              Title: Senior Vice President and CFO
       ------------------------------          ---------------------------------


                                        BROWN BROTHERS HARRIMAN & CO.


Attest: Carol Autt                      By: /s/ J. Clark O'Donoghue
        -----------------------------       ------------------------------------
                                        Name: J. Clark O'Donoghue
                                        Title: Managing Director

                                                                    Exhibit 10.3

                                    EXHIBIT A

                          AMENDMENTS TO LOAN DOCUMENTS

A. The "LOAN DOCUMENTS" that are the subject of this Amendment include the following (as any of them have previously been amended, modified or otherwise supplemented):

     1. Financing Agreement by and among Borrower, Authority and Bank, dated as of February 23, 2004 (the "FINANCING AGREEMENT")

     2. Montgomery County Industrial Development Authority Variable Rate Revenue Bond (Neose Technologies, Inc. Project) Series 2004, No. 2004-1 (the "BOND")

B.   The Loan Documents are hereby amended as follows:

     1. Section 6.1(f) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "(f) Redemption/Prepayment Premium. In addition to any amounts due in connection with the redemption or prepayment of the Bond as set forth above, in the event of any redemption or prepayment of the Bond for any reason, whether by redemption, prepayment, acceleration or otherwise, there shall be paid to Bank the following redemption/prepayment premium, which shall be based on the amount of the Bond redeemed or prepaid: (a) if the redemption or prepayment occurs on or before June 30, 2006, three percent (3.0%) of the principal amount redeemed or prepaid; (b) if the redemption or prepayment occurs after June 30, 2006 but on or before December 31, 2006, two percent (2.0%) of the principal amount redeemed or prepaid; and (c) if the redemption or prepayment occurs after December 31, 2006 but on or before termination of the Financing Agreement, one percent (1.0%) of the principal amount redeemed or prepaid. Any such redemption/prepayment premium shall be paid by Borrower to Bank at the time of the applicable redemption or prepayment."

          Any provisions of the Financing Agreement relating to "breakage costs" or requiring the payment of "breakage costs" are hereby deemed to refer to the applicable redemption/prepayment premium under Section 6.1(f).

     2. Section 11.6 of the Financing Agreement is hereby deleted and any references to "Additional Collateral" in the Financing Agreement are hereby deleted and shall have no further force or effect.

     3. Section 13.1(n) of the Financing Agreement is amended to remove the word "or" following the semi-colon at the end of such section, Section 13.1(o) of the Financing Agreement is amended to replace the period at the end of such section with "; or", and the following is added as a new Section 13.1(p) to the Financing Agreement:

          "(p) Borrower fails to maintain Liquidity of at least $5,000,000, based on Bank's determination (in its sole discretion)."

     4. The definition of "Applicable Margin" in the Bond is hereby amended and restated in its entirety to read as follows:

          "Applicable Margin" means: (a) 350 basis points when the LIBOR is less than 4.00%; (b) 325 basis points when the LIBOR ranges from 4.00% to 6.00%, inclusive; and (c) 300 basis points when the LIBOR is greater than 6.00%."

          The amendment to the Applicable Margin shall be effective as of March 1, 2006, with such additional interest to be paid by Borrower with the next interest payment after execution and delivery of this Amendment.

     5. The first paragraph of the section in the Bond titled "Breakage Costs" is hereby amended and restated in its entirety to read as follows:

          "In addition to any amounts due in connection with the redemption of the Bond as set forth above, in the event of any redemption or prepayment of the Bond for any reason, whether by redemption, prepayment, acceleration or otherwise, there shall be paid to Bank the following redemption/prepayment premium, which shall be based on the amount of the Bond redeemed or prepaid: (a) if the redemption or prepayment occurs on or before June 30, 2006, three percent (3.0%) of the principal amount redeemed or prepaid; (b) if the redemption or prepayment occurs after June 30, 2006 but on or before December 31, 2006, two percent (2.0%) of the principal amount redeemed or prepaid; and (c) if the redemption or prepayment occurs after December 31, 2006 but on or before termination of the Financing Agreement, one percent (1.0%) of the principal amount redeemed or prepaid. Any such redemption/prepayment premium shall be paid by Borrower to Bank at the time of the applicable redemption or prepayment."

          Any provisions of the Bond relating to "Breakage costs" or requiring the payment of "Breakage costs" are hereby deemed to refer to the applicable redemption/prepayment premium as set forth in the Bond.

C. The Authority shall execute and deliver to Bank an amendment to the Bond reflecting the amendments contained herein, in form and substance satisfactory to Bank and Authority.

D. The amendments to the Loan Documents as set forth in Paragraph B above shall become effective, as of the date of this Amendment (or such other date to the extent specifically referenced herein), immediately upon the execution and delivery by Borrower, Authority and Bank of this Amendment.


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